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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): July 15, 1999


                         RUSHMORE FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)




             TEXAS                   000-24057               75-2375969
         -------------             -------------           --------------
  (State or other jurisdiction      (Commission           (I.R.S. Employer
       of incorporation)            File Number)         Identification No.)



                 13355 NOEL ROAD, SUITE 650, DALLAS, TEXAS 75240
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (972)450-6000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF THE JOHN VANN COMPANY

         On July 15, 1999, Rushmore Financial Group, Inc. ("the Company") acquired via merger The John Vann Company, a Texas corporation engaged in business as a registered investment adviser (Vann). The transaction is structured as a merger of the Company's wholly owned subsidiary, Rushmore Investment Advisors, Inc., into Vann in exchange for 550,000 shares of the Company's common stock. The surviving corporation changed its name in the merger back to Rushmore Investment Advisors, Inc. The purchase price was determined by means of arms-length negotiations between the Company and the shareholder of Vann. Vann is a privately owned corporation owned by an affiliate of Mr. John A. Vann of Dallas. Mr. Vann will remain with the advisory firm as its chairman, chief executive officer and chief investment officer, pursuant to a three year Employment Agreement. Mr. Vann and D.M. Moore, Jr., Chief Executive Officer of the Company, entered into a three year Voting Agreement to vote their shares to elect each other to the Board of Directors of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) (b) Pursuant to Item 310(c) of Regulation S-B, financial statements and pro forma financial information regarding Vann are not required.

         (c)      Exhibits

                  2.2 Agreement and Plan of Merger dated June 30, 1999 with The John Vann Company

                  10.1.3.  Employment Agreement with John Vann

                  10.12.   Voting Agreement between John A. Vann and
                           D.M. Moore, Jr.


                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           RUSHMORE FINANCIAL GROUP, INC.

Dated:   July 24, 1999                     By:      /s/ D. M. Moore, Jr.

                                           Name:      D. M. Moore, Jr.

                                           Title     Chief Executive Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
2.2         Agreement and Plan of Merger dated June 30, 1999 with The John Vann Company

10.1.3.     Employment Agreement with John Vann

10.12.      Voting Agreement between John A. Vann and D.M. Moore, Jr.